Exhibit 99.5

Fusemachines Begins Trading on NASDAQ Marking the Start of a New Chapter

October 23, 2025

New York, October 23, 2025 - Fusemachines Inc. (NASDAQ: FUSE) (“Fusemachines” or the “Company”), a global leader in enterprise AI solutions, today announced the commencement of trading of the Company’s common stock on the Nasdaq Stock Market under the symbols “FUSE”.

We believe this milestone marks a new chapter in Fusemachines’ mission to democratize AI for all, expanding access to advanced artificial intelligence technologies, education, and innovation across global markets. The company’s public listing positions it to capture the rapidly expanding global demand for scalable AI solutions.

“From starting with a small, mission-driven team to becoming a publicly listed company on Nasdaq, this milestone reflects our unwavering commitment to innovation and execution,” said Dr. Sameer Maskey, CEO and Founder of Fusemachines. “We are proud of the platform we’ve built and the trust our partners and clients place in us. This listing marks the beginning of our next chapter, one focused on disciplined growth, strategic investment, and driving sustainable value creation for our shareholders.”

Proceeds from the transaction will be used to strengthen Fusemachines’ balance sheet and accelerate its next phase of growth. The company plans to invest strategically in product innovation, customer expansion, and targeted investments in sales and marketing. These initiatives are designed to enhance recurring revenue opportunities, expand margins, and deliver long-term value to shareholders.

In addition, Fusemachines intends to explore strategic partnerships and targeted M&A opportunities that can accelerate market expansion, broaden its technology portfolio, and enhance its competitive position.

Fusemachines’ Nasdaq debut underscores its commitment to building a future where access to AI innovation is universal, bridging global talent gaps and enabling organizations to thrive in the era of intelligent automation.

About Fusemachines

Founded in 2013, Fusemachines is a global provider of enterprise AI products and services, on a mission to democratize AI. Leveraging proprietary AI Studio and AI Engines, the company helps drive the clients’ AI Enterprise Transformation, regardless of where they are in their Digital AI journeys. With offices in North America, Asia, and Latin America, Fusemachines provides a suite of enterprise AI offerings and specialty services that allow organizations of any size to implement and scale AI. Fusemachines serves companies in industries such as healthcare, finance, retail, manufacturing, and government.

To learn about Fusemachines, visit www.fusemachines.com

Forward-Looking Statements

This press release contains certain statements which are not historical facts, which are forward-looking statements within the meaning of the federal securities laws, for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These forward-looking statements include certain statements made with respect to the business combination, including the benefits of the business combination, the services offered by Fusemachines and the markets in which it operates, and Fusemachines’ projected future results. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions provided for illustrative purposes only, and projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause the actual results to differ materially from the expected results. These risks and uncertainties include, but are not limited to: general economic, political and business conditions; failure to realize the anticipated benefits of the business combination; the risk that the business combination disrupts current plans and operations as a result of the announcement and consummation of the business combination; the ability of the combined company to grow and manage growth profitably and retain its key employees; the inability to maintain the listing of Fusemachines’ securities on Nasdaq following the business combination; costs related to the business combination; and those factors discussed in the final prospectus/proxy statement (File No. 333-283520 and 333-283520-01), dated July 1, 2025, and filed with the Securities and Exchange Commission (the “SEC”) by Fusemachines and CSLM Holdings, Inc. on July 3, 2025 and, in subsequent filings and reports made with the SEC, from time to time. While Fusemachines may elect to update these forward-looking statements at some point in the future, Fusemachines specifically disclaims any obligation to do so.

Media Contact:

PR@fusemachines.com

+1 347 212-5075

Investor Contact:

Gateway Group

Ralf Esper

FUSE@gateway-grp.com

+1 949-574-3860